As filed with the Securities and Exchange Commission on February 28, 1997

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               OMNICOM GROUP INC.
             (Exact name of registrant as specified in its charter)

           New York                                      13-1514814
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                   ----------
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        BARRY J. WAGNER, ESQ.                       Please send copies of all
             Secretary                            communications and notices to:
          Omnicom Group Inc.                         MICHAEL D. DITZIAN, ESQ.
         437 Madison Avenue                              Davis & Gilbert
      New York, New York l0022                            1740 Broadway
(Name, address, including zip code, and              New York, New York 10019
 telephone number, including area code,               (212) 468-4800
         of agent for service)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:   [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box:   [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier
effective Registration Statement for the same offering   [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the Earlier effective Registration
Statement for the same offering   [ ]

     If delivery of the  Prospectus is expected to be made pursuant to Rule 434,
please check the following box   [ ]

                                          CALCULATION OF REGISTRATION FEE


=================================================================================================================
                                                           Proposed             Proposed
                                                            maximum              maximum
         Title of securities         Amount  to be      offering price     aggregate offering       Amount of
           to be registered           registered         per share(1)           price(1)        registration fee
-------------------------------------------------------------------------------------------------------
Common Stock, $.50 par value.....    102,871 shs.          $48.5625            $4,995,673            $1,514
=================================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock of Omnicom on February 24, 1997, as reported by the New York Stock Exchange.

                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 28, 1997

PROSPECTUS

                         102,871 Shares of Common Stock
                                ($.50 Par Value)

                               OMNICOM GROUP INC.

                                   ----------

     This Prospectus relates to the offering, which is not being underwritten, of 102,871 shares of the common stock, par value $.50 per share (the "Common Stock") of Omnicom Group Inc., a New York corporation (the "Company") heretofore issued to the individuals listed as the Selling Shareholders herein in connection with the acquisition on February 28, 1997 of the outstanding equity of Gavin Anderson & Company (Japan), Inc. a New York corporation ("GA-Japan"). Such shares of Common Stock are being offered for the respective accounts of the Selling Shareholders; the Company will receive no proceeds from the sale of such shares of Common Stock by the Selling Shareholders. The expenses of preparing and filing the Registration Statement of which this Prospectus forms a part are being paid by the Company, except for costs of legal counsel for the Selling Shareholders.

     The Company has been advised by the Selling Shareholders that there are no underwriting arrangements with respect to the sale of such shares of Common Stock, and that usual and customary brokerage fees will be paid by the Selling Shareholders in connection with any sale, which sales may be effected through the New York Stock Exchange or in negotiated transactions. The Selling Shareholders may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended.

     The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. The Selling Shareholders have agreed to indemnify the Company against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, limited however to the amount of proceeds which the Selling Shareholders actually receive from their sale of the shares of the Common Stock registered hereunder.

     The Company's Common Stock is traded on the New York Stock Exchange, Inc. under the symbol OMC. On February 24, 1997, the last reported sale price for such shares, as reported by the New York Stock Exchange, was $48.75 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

              The Date of this Prospectus is ____________________.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTEMPLATED HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                   ----------

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), which relates to the Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, and reference is hereby made to the Registration Statement and to Exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Any statements contained in this Prospectus concerning the contents of any contract or other document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements, the Registration Statement and exhibits thereto and other information may be inspected without charge at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material may be obtained from the Pubic Reference Section of the Commission at its Washington, D.C. or regional offices upon the payment of the fees prescribed by the Commission. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and other information regarding registrants that file electronically with the Commission, including the Company. In addition, reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995,

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996,

          (c) The Company's Report on From 8-K dated January 3, 1997 and relating to the issuance of certain of its 4 1/4% Convertible Subordinated Debentures due 2007 pursuant to the exemption provided by Regulation S under the Securities Act,

          (d) The Company's definitive Proxy Statement dated April 8, 1996 for the annual meeting of shareholders held May 20, 1996, and

          (e) The description of the Company's Common Stock contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, together with all amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which have been or may be incorporated into this Prospectus by reference (other than exhibits to such documents). Written or telephone requests for such copies should be directed to Barry J. Wagner, Secretary, Omnicom Group Inc., 437 Madison Avenue, New York 10022; telephone number (212) 415-3600.

                                   THE COMPANY

     The Company through its wholly and partially-owned companies (hereinafter referred to as the "Omnicom Group"), operates advertising agencies which plan, create, produce and place advertising in various media such as television, radio, newspaper and magazines. The Omnicom Group offers its clients such additional services as marketing consultation, consumer market research, design and production of merchandising and sales promotion programs and materials, direct mail advertising, corporate identification, and public relations. The Omnicom Group offers these services to clients worldwide on a local, national, pan-regional or global basis. Operations cover the major regions of North America, the United Kingdom, Continental Europe, the Middle East, Latin America, the Far East and Australia. In 1995 and 1994, 53% and 51%, respectively, of the Omnicom Group's billings came from its non-U.S. operations.

     According to the unaudited industry wide figures published in 1996 in the trade journal, Advertising Age, Omnicom was ranked as the second largest advertising agency group worldwide.

     The Omnicom Group operates as three separate, independent agency networks: the BBDO Worldwide Network, the DDB Needham Worldwide Network and the TBWA International Network. The Company also operates Goodby, Silverstein & Partners, Inc. as an independent agency, and certain marketing service and specialty advertising companies through its Diversified Agency Services division. In addition, a new division has been formed to manage the Omnicom Group's minority interests in six interactive marketing agencies.

     The principal executive offices of the Company are located at 437 Madison Avenue, New York New York 10022. Its telephone number is (212) 415-3600.

                              SELLING SHAREHOLDERS

     Pursuant to a Stock Purchase Agreement dated February 28, 1997 (the "Purchase Agreement") among the Company, Gavin Anderson and James S. Rudy (collectively, Messrs. Anderson and Rudy are referred to as the "Selling Shareholders"), the Company acquired all of the issued and outstanding shares of capital stock of Gavin Anderson & Company (Japan), Inc., a New York corporation ("GA-Japan"). Such acquisition is being treated for accounting purposes as a pooling of interests.

     On January 1, 1990, Gavin Anderson, together with certain other shareholders, sold all of his equity interests in Gavin Anderson & Company, Inc., Gavin Anderson & Company (U.K.) Ltd., Gavin Anderson & Company (H.K.), Ltd. and Gavin Anderson & Company (California), Inc. (collectively, such companies being referred to herein as the "Gavin Anderson Worldwide Group") to Gavin Anderson & Company Worldwide, a wholly-owned subsidiary of the Company.

Since such time, Mr. Anderson has been employed as the principal executive officer of the Gavin Anderson Worldwide Group and has served as an officer and director of each such entity.

     As consideration for the shares of capital stock of GA-Japan, the Company issued to Gavin Anderson an aggregate of 90,012 shares of Common Stock of the Company, all of which are offered for sale pursuant to this Registration Statement, and to James S. Rudy an aggregate of 12,859 shares of Common Stock of the Company, all of which are offered for sale pursuant to this Registration Statement. Such issuances were made in reliance upon the private placement exemption under the Securities Act. Pursuant to a Registration Rights Agreement dated February 28, 1997, the Company agreed to register the said shares of Common Stock upon request of the Selling Shareholders; it is pursuant to such a request that this Registration Statement is being filed.

     Pursuant to the Purchase Agreement, each Selling Shareholder has agreed that he will not sell any shares of Common Stock until such time as the Company shall have released and published financial results of the combined operations of the Company and GA-Japan covering a period of at least 30 days after the consummation of the purchase of the shares of GA-Japan by the Company.

     The following table sets forth the aggregate number of shares of Common Stock issued to each Selling Shareholder and offered by each Selling Shareholder hereunder. Neither Selling Shareholder is currently an affiliate of the Company.

                                                              Number of
                                   Shares Beneficially      Shares Being     Shares Beneficially
Name of Selling Stockholder      Owned Prior to Offering       Offered      Owned After Offering
------------------------          ---------------------      -----------     -------------------
Gavin Anderson .................         92,012                 90,012              2,000
James S. Rudy ..................         12,859                 12,859                  0



                              PLAN OF DISTRIBUTION

     The Selling Stockholders or pledgees may sell or distribute some or all of the Common Stock from time to time through dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve crosses and block transactions) on NASDAQ, privately negotiated transactions (including sales pursuant to pledges) or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers or agents participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer or agent might be in excess of those customary in the type of transaction involved.

     The Company has advised the Selling Stockholders that the anti-manipulative Rules 10b-6 and 10b-7 or, after April 1, 1997, of Regulation M under the
Exchange Act may apply to its sales in the market, has furnished the Selling Stockholders with a copy of these Rules and has informed it of the need for delivery of copies of this Prospectus.

     The Selling Stockholders and any such brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between a Selling Stockholder and the other Selling Stockholder, or any broker, dealer or other agent relating to the sale or distribution of the Common Stock.

     The Company will pay substantially all of the expenses incident to this offering of the Common Stock by the Selling Stockholders to the public other than commissions and discounts of brokers, dealers or agents. Each Selling Stockholder may indemnify any broker, dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     In order to comply with certain states' securities laws, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the

Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital consists of 150,000,000 shares of $0.50 par value Common Stock, of which 80,428,571 were outstanding on December 31, 1996, and 7,500,000 shares of $1.00 par value Preferred Stock, none of which is outstanding.

     Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of shareholders. All shares of Common Stock have equal rights and are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor and to share ratably upon liquidation in the assets available for distribution to stockholders. The Company is not aware of any restrictions on its present or future ability to pay dividends. However, in connection with certain borrowing facilities entered into by the Company and its subsidiaries, the Company is subject to certain restrictions on the ratio of net cash flow to consolidated indebtedness, the ratio of total consolidated indebtedness to total consolidated capitalization and on its ability to make investments in and loans to affiliates and unconsolidated subsidiaries. The Common Stock is not subject to call or assessment, has no preemptive conversion or cumulative voting rights and is not subject to redemption. The Company's shareholders elect a classified board of directors and may not remove a director except by an affirmative two-thirds vote of all outstanding shares. A two-thirds vote is also required for the Company's shareholders to amend the Company's by-laws or certain provisions of its charter documents, and to change the number of directors comprising the full board.

     The Company may issue preferred stock in series having whatever rights and preferences the Board of Directors may determine. One or more series of preferred stock may be made convertible into Common Stock at rates determined by the Board of Directors, and preferred stock may be given priority over Common Stock in payment of dividends, rights on liquidation, voting and other rights. Preferred stock may be issued from time to time upon authorization of the Board of Directors without action of the shareholders. The Company has no current plans to issue any preferred stock.

     The Company currently has outstanding $218,500,000 of 4 1/4% Convertible Subordinated Debentures with a scheduled maturity in 2007, which are convertible into Common Stock at a conversion price at $63, subject to adjustment in certain events.

     ChaseMellon Shareholder Services, 450 West 33rd Street, New York, New York 10001 is the transfer agent and the registrar of the Common Stock.

     The Company mails to its stockholders annual reports containing audited financial statements.

                                     EXPERTS

     The consolidated financial statements and schedules of the Company and its subsidiaries incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants (whose opinion, insofar as it relates to the financial statements of Chiat/Day Holdings, Inc. and Ross Roy Communications, Inc. prior to 1995, is based solely upon the respective reports of Coopers & Lybrand LLP and Deloitte & Touche LLP, other independent public accountants) to the extent and for the periods indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm (and of Coopers & Lybrand LLP and Deloitte & Touche LLP with respect to their reports on the financial statements of Chiat/Day Holdings, Inc. and Ross Roy Communications, Inc. prior to 1995) as experts in giving said reports.

                                  LEGAL MATTERS

     Certain legal matters in connection with the legality of the securities offered hereby will be passed upon for the Company by Davis & Gilbert, 1740 Broadway, New York, New York 10019. Members of Davis & Gilbert participating in such matters own an aggregate of 2,660 shares of Common Stock of the Company.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the Registrant, are as follows:

     Registration Fee ................................           $1,514.00
     Legal Fees And Expenses .........................           $5,000.00*
     Miscellaneous Expenses ..........................           $  500.00*
                                                                 ---------
                                                                 $7,014.00*
                                                                 =========

----------
* Estimated

Item l5. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. The Registrant's By-Laws provide that an officer or director will be indemnified against any costs or liabilities, including attorneys fees and amounts paid in settlement with the consent of the registrant in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

     Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

     Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

     The Company has entered into agreements with its directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. The Company also maintains and pays premiums for directors' and officers' liability insurance policies.

Item 16. Exhibits and Financial Statement Schedules.

          Exhibit
          Number             Description of Exhibit
          -------              -------------------

          5       -- Opinion  of Davis & Gilbert  as to the  legality  of the shares of Common Stock registered hereunder

          23.1    -- Consent of Arthur Andersen LLP

          23.2    -- Consent of Deloitte & Touche LLP

          23.3    -- Consent of Coopers & Lybrand LLP

          23.4    -- Consent of Davis & Gilbert (included in Exhibit Number 5)

          24.1    -- Power of Attorney (included on Signature Page)

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

          1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That,for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York on February 28, 1997.


                                               OMNICOM GROUP INC.
                                                   Registrant

                                               By: JOHN D. WREN
                                               ------------------
                                                  John D. Wren
                                             Chief Executive Officer

                                   ----------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Wren and Barry J. Wagner, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the following capacities.

          Signature                     Title                        Date

/s/     JOHN D. WREN          Chief Executive Officer          February 28, 1997
---------------------------    and Director (Principal
        John D. Wren           Executive Officer)

/s/     FRED J. MEYER         Chief Financial Officer          February 28, 1997
---------------------------    (Principal Financial Officer)
        Fred J. Meyer

/s/  JONATHAN E. RAMSDEN      Controller
---------------------------    (Principal Accounting Officer)
     Jonathan E. Ramsden

/s/   BERNARD BROCHAND        Director                         February 28, 1997
---------------------------
      Bernard Brochand

                              Director
---------------------------
     Robert J. Callander

/s/    JAMES A. CANNON        Director                         February 28, 1997
---------------------------
          James A. Cannon

                              Director
---------------------------
   Leonard S. Coleman, Jr.

/s/    BRUCE CRAWFORD         Director                         February 28, 1997
---------------------------
       Bruce Crawford

/s/    PETER I. JONES         Director                         February 28, 1997
---------------------------
       Peter I. Jones

/s/    JOHN R. MURPHY         Director                         February 28, 1997
---------------------------
       John R. Murphy

/s/    JOHN R. PURCELL        Director                         February 28, 1997
---------------------------
       John R. Purcell

/s/   KEITH L. REINHARD       Director                         February 28, 1997
---------------------------
      Keith L. Reinhard

/s/   Allen Rosenshine        Director                         February 28, 1997
---------------------------
      Allen Rosenshine

                              Director
---------------------------
       Gary L. Roubos

                              Director
---------------------------
    Quentin I. Smith, Jr.

                              Director
---------------------------
       Robin B. Smith

/s/  WILLIAM G. TRAGOS        Director                         February 28, 1997
---------------------------
     William G. Tragos

/s/  EGON P. S. ZEHNDER       Director                         February 28, 1997
---------------------------
     Egon P. S. Zehnder